UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RadioShack Corporation

(Name of Registrant as Specified In Its Charter)

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Leonard H. Roberts Executive Chairman of the Board

300 RadioShack Circle
Fort Worth, Texas 76102

April 13, 2006

Dear Stockholder:

I would like to cordially invite you to attend our 2006 Annual Meeting on Thursday, May 18, 2006, at 10:00 a.m., at RadioShack Corporation, Trinity Building, RadioShack Riverfront Campus, 300 RadioShack Circle, in Fort Worth, Texas. The formal notice of the meeting, the proxy statement, our 2005 Annual Report and your proxy card are enclosed in this mailing.

In addition to each item of business described in the enclosed notice of the meeting, we will also give a current report on our business operations. There will also be time for questions.

Your vote is important. We encourage you to sign and return your proxy card or vote by telephone or the Internet prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of additional proxy solicitation.

Sincerely,

LEONARD H. ROBERTS

300 RadioShack Circle

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time Thursday, May 18, 2006

LOCATION	RadioShack Corporation Trinity Building RadioShack Riverfront Campus 300 RadioShack Circle Fort Worth, Texas 76102

ITEMS OF BUSINESS

(1)    Elect 10 directors to serve until the 2007 Annual Meeting or until their successors are elected and qualified.

(2)    Transact any other business properly brought before the meeting or any adjournment of the meeting.

RECORD DATE	March 21, 2006

ANNUAL MEETING ADMISSION	You may be required to present an admission ticket (printed on the proxy card) or other proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

DAVID S. GOLDBERG

Senior Vice President – Chief

Legal Officer and Corporate Secretary

April 13, 2006

We urge each stockholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

•	Denotes item to be voted on at the meeting.

RADIOSHACK CORPORATION

300 RadioShack Circle

Fort Worth, Texas 76102

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 18, 2006

Your board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the RadioShack Corporation 2006 annual meeting of stockholders. The meeting will be held on Thursday, May 18, 2006, at 10:00 a.m., local time, at RadioShack Corporation, Trinity Building, RadioShack Riverfront Campus, 300 RadioShack Circle, Fort Worth, Texas 76102. For directions to the meeting, please refer to your proxy card. The proxies also may be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to stockholders on or about April 13, 2006.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, March 21, 2006, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each stockholder is entitled to one vote for each share of common stock he or she held on March 21, 2006. We had 135,271,269 shares of common stock outstanding on March 21, 2006, which includes 8,930,839 shares of common stock held under the RadioShack Investment Plan, Supplemental Stock Plan and 401(k) Plan.

What are the board’s recommendations?

The board’s recommendations are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	for election of the nominated slate of directors (Item 1).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number shown on your proxy card.

•	Internet proxy: You can vote on the Internet at the Web site address shown on your proxy card.

•	In person: You can vote in person at the meeting. If you own your shares in street name, you will need to obtain a legal proxy from your broker or bank and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

In the vote on the election of the 10 director nominees, you may:

•	vote in favor of all nominees,

•	vote to withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted FOR the election of all director nominees.

How are votes counted?

Directors are elected by a plurality of votes cast at the meeting. All other matters submitted to a vote of stockholders will be determined by a majority of the votes cast.

We have a policy of confidential voting that applies to all stockholders, including RadioShack employee-stockholders. Computershare Trust Company, N.A., our stock transfer agent, tabulates the votes received and acts as an inspector of election.

What is the quorum requirement for the annual meeting?

To achieve a quorum at the annual meeting, the holders of a majority of outstanding common stock as of the record date must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. With respect to the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote.

For purposes of determining whether a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How will shares of common stock held in RadioShack 401(k) Plan, the RadioShack Employees Supplemental Stock Program, and the RadioShack Investment Plan be voted?

Each participant in the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan is entitled to direct the plan trustee on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee how to vote the shares in his or her account, the trustee will vote those shares in the same proportion as other participants who have directed the trustee to vote their shares.

Participants in the RadioShack Investment Plan are entitled to direct the plan administrator on how to vote shares of common stock allocated to his or her account. If a participant does not direct the plan administrator how to vote his or her allocated shares, those shares will not be voted.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to RadioShack at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a revocation of a proxy to RadioShack Corporation, Attention: Investor Relations, Mail Stop CF3-227, 300 RadioShack Circle, Fort Worth, Texas 76102.

Who can attend the meeting?

Stockholders as of the record date, March 21, 2006, or their duly appointed proxies, may attend the meeting.

We may require you to provide your admission ticket as well as a form of personal identification to enter the annual meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. If you own shares in street name, please contact your bank or broker to obtain an admission ticket; however, please note that even if you obtain an admission ticket from your bank or broker to attend the meeting, you will not be able to vote your shares at the meeting without also obtaining a legal proxy from your bank or broker.

If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a RadioShack stockholder.

Where do I find the voting results of the meeting?

We will publish the voting results in our Form 10-Q for the second quarter of 2006, which we will file with the SEC in August 2006.

How can I receive the proxy statement and annual report electronically?

Registered stockholders may elect to receive future copies of RadioShack’s annual report and proxy statement electronically. Choosing electronic delivery gives stockholders faster and more convenient access to the proxy materials and reduces our printing and postage costs.

Registered stockholders can read additional information about electronic delivery and enroll in the service by going to our corporate website, www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Annuals & Proxy.” Registered stockholders can also request the service while voting via the Internet by simply clicking the box consenting to electronic delivery.

Please note that, when enrolling in electronic delivery, you will be asked to enter your account numbers. You can locate your account number on your account statement or by calling our stock transfer agent, toll free, at (888) 218-4374.

If you own your shares in street name, you should contact your broker to determine your account number and to choose electronic delivery.

What is householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. RadioShack and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Each stockholder will receive his or her own proxy card. Once you have received notice from your broker or us that they or we will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to RadioShack Corporation, Attention: Investor Relations, Mail Stop CF3-227, 300 RadioShack Circle, Fort Worth, Texas 76102, or by calling Investor Relations at (817) 415-3021.

ITEM 1—ELECTION OF DIRECTORS

Ten directors are recommended for election to the board of directors at the 2006 annual meeting. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve, if elected. If any nominee, however, should become unable or unwilling for good cause to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

NOMINEES FOR ELECTION AS DIRECTORS

Frank J. Belatti Age 58 Director since 1998

Mr. Belatti has served as Managing Partner of Equicorp Partners, LLC (an advisory services and investment banking firm) since January 2006. Mr. Belatti has also served as Chairman of AFC Enterprises, Inc. (the parent company of Popeyes Chicken & Biscuits) since November 1992. Mr. Belatti previously served as Chief Executive Officer of AFC Enterprises, Inc. from November 1992 to September 2005. He is a director of AFC Enterprises, Inc.

Mr. Belatti is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Ronald E. Elmquist Age 59 Director since 1997

Mr. Elmquist has served as President and Chief Executive Officer of QualServ Corporation (a provider of foodservice equipment, fabrication and supplies) since October 2005. From January 2004 to October 2005, Mr. Elmquist was a Consultant. From May 2001 through January 2004, Mr. Elmquist was President and Chief Executive Officer of SubmitOrder, Inc. (a provider of comprehensive information technology, distribution, and customer response services). From February 2001 to May 2001, Mr. Elmquist was a Consultant, and from June 1998 to February 2001 he was Chairman, President and Chief Executive Officer of Keystone Automotive, Inc. (a specialty automotive parts marketer).

Mr. Elmquist is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Robert S. Falcone Age 59 Director since 2003

Mr. Falcone is President and Chief Executive Officer of Catalyst Acquisition Group (a private equity buyout firm). From April 2003 through November 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc. (a consulting, systems integration and managed service firm). From March 2002 to March 2003, Mr. Falcone was a financial consultant to early stage enterprises, and he was Senior Vice President and Chief Financial Officer of 800.com (an Internet retailer of consumer electronics) from January 2000 to March 2002. From January 1998 to January 2000, he was a private investor, and he was Senior Vice President and Chief Financial Officer of Nike, Inc. (an international sports and fitness footwear and apparel company) from April 1992 to January 1998. He is a director of International Microcomputer Software, Inc. and The Nautilus Group, Inc.

Mr. Falcone is currently the chair of the Audit and Compliance Committee and a member of the Executive Committee.

Daniel R. Feehan Age 55 Director since 2003

Mr. Feehan has been Chief Executive Officer and President of Cash America International, Inc. (a provider of specialty financial services to individuals) since February 2000. Previously, Mr. Feehan was President and Chief Operating Officer of Cash America International, Inc. from January 1990 to February 2000. He is a director of Cash America International, Inc. and AZZ Incorporated.

Mr. Feehan is currently the chair of the Finance and Strategic Transactions Committee and a member of the Executive Committee and the Management Development and Compensation Committee.

Richard J. Hernandez Age 62 Director since 2001

Mr. Hernandez has been the Retired President of McKesson Corporate Solutions, McKesson Corporation (a provider of supply, information and care management products and services for the healthcare industry) since January 2005. From January 2000 to December 2004, Mr. Hernandez was the President of McKesson Corporate Solutions, McKesson Corporation. Previously, Mr. Hernandez was Vice President and General Manager of Consulting and Services Group of Johnson & Johnson (a manufacturer of healthcare products) from 1996 to 1999.

Mr. Hernandez is currently a member of the Audit and Compliance Committee.

H. Eugene Lockhart Age 56 Director since 2003

Mr. Lockhart has been a Partner of Diamond Castle Holdings (a buyout and private equity firm) since joining the firm in May 2005. From January 2003 to May 2005, Mr. Lockhart was a Venture Partner with Oak Investment Partners (a venture capital firm). From 2000 to 2003, he was Chairman of The New Power Company (a provider of energy and related services). From 1999 to 2000, he was President of the Consumer Services Division of AT&T Corp. (a voice, video and data communications company). From 1997 to 1998 he was President of the Global Retail Bank of BankAmerica Corporation (a banking company), and from 1993 to 1997, he was President and Chief Executive Officer of MasterCard International Incorporated. NewPower Holdings, Inc. (and its subsidiaries, including The New Power Company) filed for bankruptcy protection on June 11, 2002, and a bankruptcy plan was confirmed on October 27, 2002. He is a director of IMS Health Inc., Asset Acceptance Capital Corp. and Electronic Clearing House, Inc.

Mr. Lockhart is currently a member of the Audit and Compliance Committee.

Jack L. Messman Age 66 Director since 1993

Mr. Messman has been President, Chief Executive Officer and Chairman of the Board of Novell, Inc. (a provider of information solutions through various software platforms) since July 2001 and President and Chief Executive Officer of Cambridge Technology Partners, Inc. (now a subsidiary of Novell, Inc.) since July 1999. From October 1996 until July 1999, Mr. Messman was Chairman and Chief Executive Officer, Union Pacific Resources Group Inc. (an oil and gas exploration and development company), and he was President and Chief Executive Officer of Union Pacific Resources, Inc. from May 1991 until July 1999. He is a director of Novell, Inc., Safeguard Scientifics, Inc. and Timminco Limited. Mr. Messman has indicated his intention to resign from one of these boards within the next six months.

Mr. Messman is currently a member of the Finance and Strategic Transactions Committee and the Management Development and Compensation Committee.

William G. Morton, Jr. Age 69 Director since 1987

Mr. Morton has served as a director and an advisor in the securities industry and also as a corporate director and a trustee of several non-profit organizations since October 2002. From June 1985 to March 2001, Mr. Morton served as the Chairman and Chief Executive Officer of the Boston Stock Exchange, and as Chairman Emeritus of the Boston Stock Exchange from March 2001 to October 2002. He is a director of J.P. Morgan Funds.

Mr. Morton is currently a member of the Corporate Governance Committee.

Thomas G. Plaskett Age 62 Director since 1986

Mr. Plaskett is Chairman of Fox Run Capital Associates (a private consulting firm), a corporate director and a business consultant. From November 1999 to December 2000, Mr. Plaskett was Chairman of Probex Corporation (a company engaged in the commercialization of patented technology to process used lubricating oil), and he was President and Chief Executive Officer of Probex Corporation from November 1999 to August 2000. He was Vice Chairman, Legend Airlines, Inc. (a commercial airline company) from June 1997 to February 2001 and Executive Vice President from September 1999 to February 2001. He was Chairman of Greyhound Lines, Inc. (a provider of intercity bus transportation) from March 1995 to March 1999. Legend Airlines, Inc. filed for bankruptcy protection on December 3, 2000. He is a director of Alcon, Inc. and Novell, Inc.

Mr. Plaskett is currently the chair of the Corporate Governance Committee and a member of the Executive Committee and the Finance and Strategic Transactions Committee. He has also been designated the presiding director of the board (please refer to the discussion on page 19 for additional information).

Edwina D. Woodbury Age 54 Director since 1998

Ms. Woodbury has been President and Chief Executive Officer of The Chapel Hill Press, Inc. (a publishing services company) since July 1999 and was a Consultant from January 1999 through June 1999. From February 1998 through December 1998, Ms. Woodbury was Executive Vice President—Business Process Redesign of Avon Products, Inc. (a direct seller of beauty and related products), and was Senior Vice President, Chief Financial and Administrative Officer of Avon Products, Inc. from November 1993 to February 1998. She is a director of R. H. Donnelley Corp.

Ms. Woodbury is currently a member of the Audit and Compliance Committee and the Finance and Strategic Transactions Committee.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

OWNERSHIP OF SECURITIES

Securities Owned by Directors and Officers

The following table sets forth information regarding beneficial ownership of common stock by each director and nominee, the named executive officers in the summary compensation table on page 25, and our directors, nominees and executive officers as a group, all as of March 3, 2006.

	Amount and Nature of Common Stock Beneficially Owned[1]
Name	Number of Shares Held of Record	Right to Acquire[2]	Number of Shares Beneficially Owned	Percent of Class	Deferred and Common Stock Units[3]
Frank J. Belatti, Director	2,500	110,666	113,166	*	7,028
Ronald E. Elmquist, Director	293	90,666	90,959	*	24,661
Robert S. Falcone, Director	3,826	20,000	23,826	*	7,028
Daniel R. Feehan, Director	2,610	20,000	22,610	*	11,152
Richard J. Hernandez, Director	892	62,666	63,558	*	13,131
Robert J. Kamerschen, Director[4]	10,991	94,666	105,657	*	17,135
H. Eugene Lockhart, Director	2,000	20,000	22,000	*	7,028
Jack L. Messman, Director	2,572	106,666	109,238	*	30,643
William G. Morton, Jr., Director	6,029	90,666	96,695	*	20,780
Thomas G. Plaskett, Director	17,639	96,666	114,305	*	10,692
Leonard H. Roberts, Executive Chairman of the Board[5]	102,646	3,230,903	3,333,549	2.4%	333,747
Edwina D. Woodbury, Director	1,000	110,666	111,666	*	13,263

Claire H. Babrowski, President, Chief Operating Officer and Acting Chief Executive Officer[6]	15,800	0	15,800	*	0
David G. Barnes, Executive Vice President and Chief Financial Officer[7]	0	16,666	16,666	*	7,667
Mark C. Hill, Senior Vice President – Chief Corporate Development Officer	17,902	315,539	333,441	*	23,314
David P. Johnson, Senior Vice President, Chief Accounting Officer and Controller[8]	27,849	433,749	461,598	*	18,496
David J. Edmondson, Former Director, President and Chief Executive Officer[9]	60,530	1,497,391	1,557,921	1.1%	16,692
Evelyn V. Follit, Former Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer[10]	5,144	332,950	338,094	*	17,263

Directors and executive officers as a group (15 people)	186,700	4,386,436	4,573,136	3.2%	527,269

*	Less than 1%.

(1)	Each person has sole dispositive and voting power with respect to the shares indicated.

(2)	Shares acquirable by exercising stock options within 60 days after March 3, 2006.

(3)

Deferred stock units and common stock units are not shares of common stock and have no voting power. The deferred stock units represent stock units granted under the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. The common stock units for directors represent director fee deferrals and partial RadioShack matches under the Directors’ Unfunded Deferred Compensation Plan. The common stock units for executive officers represent salary and bonus deferrals and RadioShack percentage matches under either or both of RadioShack’s Executive Deferred Compensation Plan and the Executive Deferred Stock Plan. These stock units are distributable only in RadioShack common stock.

(4)	Mr. Kamerschen’s term expires on May 18, 2006, and he is not standing for re-election.

(5)	Mr. Roberts’ term expires on May 18, 2006, and he is not standing for re-election.

(6)	Ms. Babrowski was appointed Executive Vice President and Chief Operating Officer effective July 5, 2005, and was appointed President, Chief Operating Officer and Acting Chief Executive Officer effective February 20, 2006.

(7)	Mr. Barnes was appointed Senior Vice President and Chief Financial Officer effective April 18, 2005 and Executive Vice President and Chief Financial Officer effective March 3, 2006.

(8)	Mr. Johnson served as Senior Vice President, Acting Chief Financial Officer and Controller through April 18, 2005, at which time he became Senior Vice President, Chief Accounting Officer and Controller.

(9)	Mr. Edmondson resigned as President and Chief Executive Officer effective February 20, 2006. The information above reflects information for Mr. Edmondson as of the date of his resignation.

(10)	Ms. Follit retired as Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer effective February 28, 2005. The information above reflects information for Ms. Follit as of the date of her resignation.

Securities Owned by Principal Stockholders

The following table sets forth information as of the dates set forth below about persons we know as of March 3, 2006 to be the beneficial owners of more than 5% of RadioShack’s issued and outstanding common stock, based on a review of documents publicly filed with the SEC.

Name and Address[1]	Number of Shares Beneficially Owned	Percent of Class
AMVESCAP PLC [2]	8,093,446	6.01%
11 Devonshire Square
London EC2M 4YR
England
FMR Corp.[3]	7,944,477	5.901%
82 Devonshire Street
Boston, Massachusetts 02109
Private Capital Management, L.P.[4]	6,947,382	5.2%
8889 Pelican Bay Blvd.
Naples, Florida 34108
T. Rowe Price Associates, Inc. [5]	13,681,128	10.1%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)	Table does not include the RadioShack 401(k) Plan Trustee, which holds RadioShack common stock for the benefit of RadioShack 401(k) Plan participants.

(2)

According to Schedule 13G filed with the SEC on February 13, 2006, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 8,093,446 shares (or 6.01%) of RadioShack common stock: AIM Funds Management, Inc. has sole voting and dispositive power with respect to 8,059,978 shares; Atlantic Trust Company, N.A. has sole voting and dispositive power with respect to 3,600 shares; INVESCO Asset Management GmbH has sole voting and dispositive power with respect to 10,696 shares; INVESCO Hong Kong Limited has sole voting and dispositive power with respect to 5,000 shares; and INVESCO Institutional (N.A.), Inc. has sole voting and dispositive power with respect to 14,172 shares. AMVESCAP and its subsidiaries disclaim beneficial ownership of any shares beneficially owned by any of their executive officers and directors, and each of AMVESCAP’s direct and indirect subsidiaries also disclaim beneficial ownership of shares beneficially owned by AMVESCAP and any other subsidiary.

(3)	According to Schedule 13G filed with the SEC on February 14, 2006, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 7,944,477 shares (or 5.901%) of RadioShack common stock: Fidelity Management & Research Company is the beneficial owner of 7,807,500 shares; Fidelity Management Trust Company is the beneficial owner of 121,477 shares; Strategic Advisers, Inc. is the beneficial owner of 300 shares; and Fidelity International Limited is the beneficial owner of 15,200 shares.

(4)	According to Schedule 13G filed with the SEC on February 14, 2006, each of Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers is the beneficial owner (in the manner indicated) of an aggregate of 6,947,382 shares (or 5.2%) of RadioShack common stock.

(5)	According to Schedule 13G filed with the SEC on February 14, 2006, T. Rowe Price Associates, Inc. (“Price Associates”) is the beneficial owner (in the manner indicated) of an aggregate of 13,681,128 shares (or 10.1%) of RadioShack common stock, and has sole voting power and sole dispositive power with respect to 2,589,781 shares and 13,681,128 shares, respectively. The following information is provided by Price Associates: These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, directors and certain persons who own more than 10% of RadioShack common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

•	to file reports of their ownership of common stock with the SEC, and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as described below, we believe that all required Section 16(a) reports were timely filed in 2005. The Company inadvertently failed to timely file two Form 4 transactions on behalf of Mr. Johnson and one Form 4 transaction on behalf of Mr. Hill. Each of the Form 4 transactions involved an exempt acquisition of shares by these individuals under RadioShack’s Supplemental Stock Plan. The required reports to reflect these acquisitions have been filed with the SEC.

INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

Information about Meetings, Attendance and Committees

In 2005, the board of directors held 9 meetings (both in person and by telephone), and committees of the board of directors held a total of 30 meetings (both in person and by telephone). Each director attended at least 84% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2005, and average attendance was 97%.

The board has five standing committees: the Audit and Compliance Committee, the Corporate Governance Committee, the Finance and Strategic Transactions Committee, the Executive Committee, and the Management Development and Compensation Committee. Other than the Executive Committee, all of the standing committees are composed entirely of independent, non-employee directors.

Executive sessions without management directors present are scheduled at each board meeting. Thomas G. Plaskett has been designated as the presiding director for each executive session of the board. Additional information about this role is described under “Presiding Director” on page 19.

The board of directors and each committee of the board (other than the Finance and Strategic Transactions Committee, which was established in 2005, and the Executive Committee) conducted an evaluation of their performance in 2005.

Board Committees and Functions

Audit and Compliance Committee

Members:	Six independent, non-employee directors: • Robert S. Falcone (Chair) • Frank J. Belatti • Ronald E. Elmquist • Richard J. Hernandez • H. Eugene Lockhart • Edwina D. Woodbury

Number of Meetings Held in 2005: 14

Functions:

•        Assists the board of directors in fulfilling its oversight responsibilities with respect to the integrity of

•        RadioShack’s financial statements,

•        the financial reporting and disclosure control process,

•        the systems of internal accounting and financial controls,

•        the internal audit function,

•        the annual independent integrated audit of RadioShack’s financial statements and internal control over financial reporting, and

•        RadioShack’s compliance with legal and regulatory requirements.

•        Oversees RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting).

•        Oversees and evaluates the performance of RadioShack’s independent registered public accounting firm (the “independent auditors”), including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the concurring review partner.

•        Seeks to maintain free and open communication among the committee, independent auditors, the internal auditors and management.

•        Produces an annual report for inclusion in the proxy statement.

Charter:	A copy of the charter of the Audit and Compliance Committee is attached as Appendix A and also may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Financial Experts:	The board of directors has unanimously determined that each member of the Audit and Compliance Committee is financially literate under New York Stock Exchange listing standards and at least one member has financial management expertise. Additionally, the board of directors has unanimously determined that each of the following independent members of the Audit and Compliance Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations: Frank J. Belatti, Ronald E. Elmquist, Robert S. Falcone, Richard J. Hernandez, H. Eugene Lockhart, and Edwina D. Woodbury.

Corporate Governance Committee

Members:	Three independent, non-employee directors: • Thomas G. Plaskett (Chair) • Ronald E. Elmquist • William G. Morton, Jr.

Number of Meetings Held in 2005: 6

Functions:

•        Develops, recommends, implements and maintains RadioShack’s Corporate Governance Framework.

•        Identifies and recommends directors and committee members.

•        Oversees the board and evaluates senior management.

•        Oversees board and committee evaluations.

•        Oversees RadioShack’s Code of Ethics.

•        Oversees risk management and compliance.

Charter:	A copy of the charter of the Corporate Governance Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Executive Committee

Members:

Five directors, including four independent, non-employee directors:

•        Robert S. Falcone

•        Daniel R. Feehan

•        Robert J. Kamerschen

•        Thomas G. Plaskett

•        Leonard H. Roberts

The  committee designates its chair.

Number of Meetings Held in 2005: 1

Functions:

•        Exercises all powers of the board of directors when it is impracticable to assemble the full board, unless the actions are otherwise prohibited by law or involve amending the charter of any committee of the board.

Charter:	A copy of the charter of the Executive Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Finance and Strategic Transactions Committee

Members:	Four independent, non-employee directors: • Daniel R. Feehan (Chair) • Jack L. Messman • Thomas G. Plaskett • Edwina D. Woodbury

Number of Meetings Held in 2005: 3

Functions:	• Founded May 19, 2005, assists the board with its responsibility relating to oversight of RadioShack’s financial affairs and strategic transactions.

Charter:	A copy of the charter of the Finance and Strategic Transactions Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Management Development and Compensation Committee

Members:	Four independent, non-employee directors: • Robert J. Kamerschen (Chair) • Frank J. Belatti • Daniel R. Feehan • Jack L. Messman

Number of Meetings Held in 2005: 6

Functions:

•        Assists the board with its responsibility relating to executive compensation.

•        Produces an annual report on executive compensation for inclusion in the proxy statement.

•        Administers and reviews RadioShack’s incentive-based and equity-based compensation plans.

•        Provides oversight regarding management development and succession planning.

Charter:	A copy of the charter of the Management Development and Compensation Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of the charter by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Director Independence

The board of directors has adopted criteria for determining whether a director is independent from management. The board believes that at least 75% of its members should be independent, non-employee directors. The board annually reviews the commercial and charitable relationships that directors may have with RadioShack to determine whether RadioShack’s non-employee directors are, in fact, independent.

To assist it in determining director independence, the board has established the following guidelines consistent with the listing standards of the New York Stock Exchange:

•	No director who is a current employee, or who has been an employee within the preceding three years, of RadioShack may be considered independent.

•	No director who is, or whose immediate family member is, a current partner of RadioShack’s independent auditors may be considered independent.

•	No director who is a current employee of RadioShack’s independent auditors may be considered independent.

•	No director who has an immediate family member who is a current employee of RadioShack’s independent auditors and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice may be considered independent.

•	A director will not be considered independent if, within the preceding three years:

•	an immediate family member of the director has been an executive officer of RadioShack;

•	the director or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RadioShack (other than director and committee fees);

•	the director or an immediate family member was a partner or employee of RadioShack’s independent auditors and personally worked on RadioShack’s audit within that time;

•	an executive officer of RadioShack was on the compensation committee of a company that employed the director or an immediate family member of the director as an executive officer; or

•	the director is an executive officer or an employee of, or an immediate family member was an executive officer of, another company that makes payments to or receives payments from RadioShack, in an annual amount that, in any year, was greater than $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	The following commercial or charitable relationships will not, by themselves, impair a director’s independence:

•	a director is an executive officer of another company that is indebted to RadioShack, or to which RadioShack is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company he or she serves as an executive officer;

•	a director serves as an officer, director or trustee of a charitable organization and RadioShack’s charitable contributions to such organization are less than the greater of $1,000,000 or 2% of the organization’s total annual charitable receipts; or

•	a director is an executive officer of another company that does business with RadioShack, and the payments made to or received from RadioShack, annually, in any year, are less than the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set forth above. If the board determines that a relationship is not material, and the relationship does not satisfy one of the specific categories of immaterial relationships identified above, RadioShack will explain in its proxy statement the basis for the board’s determination.

•	Members of the Audit and Compliance Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from RadioShack (other than director fees) and may not be otherwise affiliated with RadioShack or its subsidiaries.

The board of directors has reviewed the transactions or relationships between each director, or any member of his or her immediate family, and RadioShack, its senior management and its independent auditors. Based on this review and in accordance with RadioShack’s independence criteria, the board of directors has affirmatively determined that each of the following eleven non-employee directors has no material relationship with RadioShack and is independent from management: Frank J. Belatti, Ronald E. Elmquist, Robert S. Falcone, Daniel R. Feehan, Richard J. Hernandez, Robert J. Kamerschen, H. Eugene Lockhart, Jack L. Messman, William G. Morton, Jr., Thomas G. Plaskett and Edwina D. Woodbury. The board of directors has also determined that each of the committees of the board of directors, other than the Executive Committee, is composed entirely of independent, non-employee directors.

In determining that each of the eleven directors is independent, the board considered that RadioShack and its subsidiaries in the ordinary course of business sell products and services to, and/or purchase products and services from, companies at which certain directors, including Messrs. Falcone and Messman, serve or have served as an executive officer. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the guidelines stated above. The board also determined that these transactions were not otherwise material to the other company or to RadioShack and that none of our directors had a material interest in the transactions with these companies. The board therefore determined that none of these relationships impaired the independence of the directors. The board also considered that some of RadioShack’s directors were directors (but not officers) of companies or institutions that RadioShack sells products and services to or purchases products or services from, but determined that these relationships did not impair the independence of those directors.

RadioShack’s Corporate Governance Framework

The board of directors has for many years followed specific policies regarding corporate governance and has incorporated these policies and procedures into its Corporate Governance Framework. You can review a copy of RadioShack’s Corporate Governance Framework on our corporate Web site located at www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Corporate Governance Framework by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Responsibilities of the Board of Directors. The Corporate Governance Framework provides that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct. Please see the discussion below under “Code of Conduct and Financial Code of Ethics.”

•	Select the chief executive officer and other senior management with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include only performance-based bonus and incentive compensation plans.

•	Evaluate the performance of the chief executive officer and other senior management and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of chief executive officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve RadioShack’s long-term and short-term strategic business and financial plans, and monitor regularly RadioShack’s performance with respect to these plans.

•	Provide general oversight of the business and management of RadioShack.

•	Evaluate the processes and performance of the board and its committees.

•	Propose nominees, upon the recommendation of the Corporate Governance Committee, for election as directors.

•	Determine director compensation and establish board service policies.

•	Establish and maintain a mechanism for stockholders to communicate directly with the presiding director and the chair of the Audit and Compliance Committee.

•	Engage professional advisors directly, as needed to fulfill its responsibilities.

•	Consider the impact of actions taken by the board and senior management on stockholders, employees, customers, suppliers, lenders, and the communities in which RadioShack operates.

Code of Conduct and Financial Code of Ethics. In connection with the board’s responsibility to oversee RadioShack’s legal compliance and ethical conduct, the board of directors has established and approved RadioShack’s Code of Ethics and Financial Code of Ethics.

•	The Code of Ethics consists of RadioShack’s values and its Code of Conduct. The Code of Ethics represents a framework for decision-making, and is an expression of RadioShack’s core values and expectations regarding business conduct.

•	The Code of Ethics, including the Code of Conduct, is applicable to RadioShack’s directors, officers and employees.

•	RadioShack’s Financial Code of Ethics addresses the responsibilities of RadioShack’s chief executive officer, president, chief financial officer and controller concerning the roles of these individuals with respect to the oversight of RadioShack’s financial practices.

•	The Corporate Governance Committee reviews and oversees compliance with the Code of Conduct and the Financial Code of Ethics.

•	You can review the Code of Conduct and the Financial Code of Ethics on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Code of Conduct and the Financial Code of Ethics by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102. RadioShack intends to post amendments to or waivers from its Code of Conduct or Financial Code of Ethics (to the extent applicable to any senior executive officer or director of RadioShack) at this location on its website.

Structure of the Board of Directors. The Corporate Governance Framework sets forth the following concerning the structure of the board of directors:

•	Under RadioShack’s bylaws, the board of directors determines the number of directors, but there must be at least three directors.

•	The board of directors annually elects a chairman of the board from among the directors to preside over meetings of the stockholders and the board. The board may, in its discretion, separate or combine the offices of chairman of the board, chief executive officer and president. The board has resolved that the offices of chairman of the board and chief executive officer should currently remain separate.

•	A majority of the directors must be “independent,” under the listing standards of the New York Stock Exchange and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent. In addition, no more than two directors may be RadioShack employees. Assuming the re-election of all director nominees, 91% of the board will be independent.

•	Only independent directors can serve on the Audit and Compliance Committee, the Corporate Governance Committee and the Management Development and Compensation Committee.

Directors. The Corporate Governance Framework sets forth the following concerning directors:

•	Under RadioShack’s bylaws, directors are elected each year at the annual meeting of stockholders.

•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings. In the event that a director’s absentee rate must be disclosed in the proxy statement, there is a presumption that the director is unable to participate in the responsibilities as a director and will not stand for re-election. The board of directors may consider unique circumstances and waive this presumption.

•	Each non-employee director is required to own shares of RadioShack stock with a minimum value equal to 200% of the director’s annual retainer by no later than immediately prior to the director’s fourth anniversary of his or her election to the board. For purposes of this requirement, as permitted by RadioShack’s bylaws, directors may include vested deferred stock units and common stock units credited to their account under RadioShack’s benefit plans in calculating the number of shares owned.

•	Newly appointed or elected directors are required to attend orientation sessions conducted by RadioShack to familiarize themselves with RadioShack. In addition, it is expected that directors will attend at least twenty-four hours of continuing education during a three-year period.

•	Each non-employee director should inform the chair of the Corporate Governance Committee and the chairman of the board of any principal occupational change (including retirement) and should volunteer to resign from the board.

•	Directors are required to retire from the board immediately prior to the annual meeting of stockholders following their 72nd birthday.

Desired Characteristics of Individual Directors and the Board.

•	The board of directors shall be composed of a majority of non-employee directors with a diverse range of talents, expertise and occupational backgrounds. As such, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors should be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•	Potential new and incumbent directors should demonstrate or possess a preponderance of the following personal characteristics:

•	demonstrable personal commitment to the long-term interests of the stockholders,

•	strength of character,

•	leadership,

•	highest personal and professional ethics, integrity, and values,

•	independence from RadioShack and its affiliates,

•	personal accountability,

•	informed judgment,

•	open participation in deliberations,

•	inquisitive personality,

•	independent thinker,

•	wise counsel,

•	financial literacy,

•	mature self-confidence,

•	investment of time and effort on consistent basis,

•	high performance standards, and

•	demonstration of proven track record in area of expertise.

•	The composition of the board, as a whole, should represent diverse experiences at the policy-making levels of significant commercial enterprises. Additionally, the collective competencies of the board should include directors with expertise in one or more of the following areas:

•	accounting and finance,

•	broad business judgment,

•	management experience at a senior policy-making level in one or more functional areas of a major public company,

•	crisis management,

•	industry knowledge,

•	international markets, and

•	strategy and vision.

Presiding Director. The non-employee directors appoint a presiding director to strengthen the independence and the role of the non-employee directors. The duties of the presiding director are to:

•	Preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors.

•	Preside at executive sessions or other meetings of the non-management directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.

•	Consult with the chairman of the board as to agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

Thomas G. Plaskett, the presiding director, is an active member of the board of directors, having attended 35 of the 39 board and committee meetings held in 2005, representing 90% of all meetings held (including committees of which Mr. Plaskett was not a member).

Compensation of Directors

Non-employee directors are currently compensated as follows:

Components	Compensation
Annual board retainer [1]	$40,000

Annual grant of deferred stock units [2]	3,500 deferred stock units

Annual retainer for committee chair	$15,000

Annual retainer for Presiding Director	$20,000

Board attendance fee [1] (each in person meeting)	$1,500

Board attendance fee [1] (each conference call meeting)	$1,000

Committee attendance fee [1] (each in person meeting)	$1,250

Committee attendance fee [1] (each conference call meeting)	$1,250

Expenses of attending meetings	Reimbursement of actual expenses incurred

New director grant of deferred stock units [2]	One-time grant of 5,000 deferred stock units

(1)	Each non-employee director may elect before December 31 of each year to have 50% or 100% of the annual retainer and meeting fees paid in shares of common stock; otherwise, these fees will be paid in cash.

(2)	Under the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 5,000 deferred stock units on the date he or she attends his or her first board meeting, and each non-employee director, who has served one year or more as of June 1 of any year, will automatically be granted 3,500 deferred stock units on the first business day in June of each year that he or she serves as a director. Please see the description of the plan below.

In addition, directors were permitted to use RadioShack aircraft from time to time in connection with our business operations. Directors and their spouses were also eligible to travel on RadioShack aircraft on non-company business on a space-available basis, if approved in advance by RadioShack. RadioShack terminated its aircraft lease in November 2005. Prior to this termination, a director accompanied some of our officers in 2005 on RadioShack aircraft in connection with a review of RadioShack’s distribution center operations. RadioShack incurred no incremental cost as a result of this director’s travel.

Each director receives a discount card that entitles the director to receive a 30% discount on all RadioShack-branded merchandise and a 10% discount on branded merchandise purchased at RadioShack stores. In addition, three directors, Messrs. Elmquist, Morton and Plaskett, were each given a RadioShack product in 2005 with a value of $1,300.

Unfunded Deferred Compensation Plan for Directors. Under RadioShack’s Unfunded Deferred Compensation Plan for Directors, non-employee directors may elect to defer payment of all or a specified part of their annual retainer fees and meeting fees. Interest is credited for fees deferred in cash at 1% below the prime rate. If a director elects to defer payment of fees payable in common stock for more than three years, RadioShack will make a contribution of 25% of the amount deferred in common stock. Upon a change in control of RadioShack, a director will receive any deferred fees and the additional RadioShack contribution in a lump sum cash payment or in RadioShack common stock, as the case may be.

RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. The shareholder-approved RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors provides for a one-time grant of 5,000 deferred stock units for each new non-employee director, and for annual grants of 3,500 deferred stock units to non-employee directors, vesting in equal amounts over three years. These directors receive shares of common stock equal to the number of vested deferred stock units in their account only when their service as a director terminates. The plan replaces one-time and annual grants of stock options to the directors.

Communications with the Board of Directors

Communications with the Presiding Director. Stockholders who wish to communicate with the board of directors or who have concerns regarding RadioShack that pertain to matters other than accounting, internal accounting controls or auditing matters can communicate confidentially with RadioShack’s presiding director, Mr. Thomas G. Plaskett, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Presiding Director

•	by e-mail:

RSPresidingDirector@foxruncapital.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Communications with the Chair of the Audit and Compliance Committee. Stockholders with concerns regarding RadioShack that pertain to matters concerning accounting, internal accounting controls or auditing matters or that relate to RadioShack’s Financial Code of Ethics can communicate confidentially with RadioShack’s chair of the Audit and Compliance Committee, Robert S. Falcone, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Chair of the Audit and Compliance Committee

•	by e-mail:

ChairofAuditCommittee@radioshack.com

•	by telephone (toll-free):

1-877-723-4699 (1-877-RADIO99)

Please note that the telephone number listed above for the presiding director and the chair of the Audit and Compliance Committee is administered by an independent third party and therefore does not provide direct communications with either the presiding director or the chair of the Audit and Compliance Committee.

Mail sent to the address listed above for the presiding director or the chair of the Audit and Compliance Committee will be forwarded, unopened, by the Corporate Secretary to the presiding director or the chair of the Audit and Compliance Committee, as applicable. Calling the toll-free number allows stockholders to make reports anonymously and confidentially.

Directors’ Attendance at the Annual Meeting

RadioShack encourages each of its directors and nominees for director to attend the annual meeting of stockholders, although attendance is not mandatory. Each of the current directors attended the annual stockholders’ meeting for 2005, and it is anticipated that each of the directors will also attend the annual meeting for 2006.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Respective Responsibilities of the Committee, Management and the Independent Auditors. As discussed in its charter, the primary responsibility of the Audit and Compliance Committee is to oversee RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting) and reporting processes on behalf of the board and report the results of its activities to the board. Management is responsible for preparing RadioShack’s financial statements. PricewaterhouseCoopers LLP, RadioShack’s independent auditors, is responsible for performing an integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The function of the committee is to provide business, financial and accounting oversight at the board level, along with advice, counsel, and direction to management and the independent auditors on the basis of information it receives, discussions with management and the independent auditors, and the experience of the committee’s members. The committee’s role is not intended to duplicate or to certify the activities of management and the independent auditors.

Independence of Committee Members. Each of the members of the committee meets the independence and experience requirements of the New York Stock Exchange and the SEC. Additionally, the board of directors has unanimously determined that each of the members of the committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Committee Charter. The committee has adopted, and annually reviews, a charter outlining the practices that it follows. A copy of the charter is attached as Appendix A to this proxy statement. The charter complies with all current regulatory requirements and the requirements of the New York Stock Exchange and the SEC.

Discussions of the Committee. Throughout 2005, the committee met and held many discussions with management and the independent auditors. The committee also held a number of meetings, without members of RadioShack’s management present, with RadioShack’s Chief Financial Officer, internal auditor and independent auditors.

Among other things, during these meetings, the committee reviewed and discussed RadioShack’s audited consolidated financial statements with RadioShack’s management and the independent auditors. The committee also discussed with the independent auditors other matters required to be discussed by the independent auditors with the committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of RadioShack’s consolidated financial statements. The committee also received and discussed with the independent auditors their annual written report on their independence from RadioShack and its management, which is issued under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence. These discussions with the independent auditors included an examination of whether the provision of non-audit services provided by them to RadioShack during 2005 was compatible with the auditors’ independence. In addition, the committee obtained and reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and related matters, as required by the listing standards of the New York Stock Exchange.

The committee also reviewed key initiatives and programs aimed at strengthening the effectiveness of RadioShack’s internal controls over financial reporting and disclosure control and procedures. As part of this process, the committee continues to monitor the scope and adequacy of RadioShack’s internal auditing program, as well as reviewed staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

In reliance on these reviews and discussions, and the report of the independent auditors, the committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in RadioShack’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Robert S. Falcone (Chair)	Richard J. Hernandez
Frank J. Belatti	H. Eugene Lockhart
Ronald E. Elmquist	Edwina D. Woodbury

Fees and Services of the Independent Auditors

PricewaterhouseCoopers LLP performed the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting for the years ended December 31, 2005 and December 31, 2004, respectively. The following is a summary of the fees billed to RadioShack by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2005 and December 31, 2004, respectively:

Fee Category	2005 Fees	2004 Fees
Audit fees [1]	$1,891,690	$2,066,951	[1]
Audit-related fees	171,750	131,212
Tax fees	80,381	31,624
All other fees	1,600	1,500

Total fees	$2,145,421	$2,231,287

(1)	Includes $960,000 and $1,226,000 for services in 2005 and 2004, respectively, with respect to the independent auditor’s opinion of management’s assessment of the effectiveness of RadioShack’s internal control over financial reporting and of the effectiveness of RadioShack’s internal control over financial reporting.

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services, consultations with respect to accounting treatment required by auditing standards and disclosure of transactions and the impact of proposed accounting rules and standards, and consents with respect to, assistance with, and review of certain documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RadioShack’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting that are not reported under “Audit Fees.”

Tax Fees. Consist of fees billed for tax services that are unrelated to the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting. These services include assistance regarding federal, state, employee benefit plan and international tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. Consist of fees for products and services other than the services reported above. In fiscal years 2005 and 2004, these services included an accounting research software license fee.

Policy for Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one calendar year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to, and do, periodically report to the committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, along with the fees for the services performed to date. The committee may also pre-approve particular services on a case-by-case basis. The committee separately pre-approved all audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2005.

In connection with its pre-approval, the committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent auditors. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Appointment of Independent Auditors

The Audit and Compliance Committee has selected PricewaterhouseCoopers LLP as independent auditors for 2006. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid in 2005, 2004 and 2003 to our chief executive officer and our four other most highly compensated executive officers at December 31, 2005 (including executive officers who would otherwise be disclosed but for the fact they were not serving at the end of the year).

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation[1]		Restricted Stock Awards[2]	Securities Underlying Options/SARs[3]	All Other Compensation[4]
Leonard H. Roberts [5]	2005	$912,375	$0		—		$753,770	200,000	$191,367	[6]
Executive Chairman	2004	$1,129,792	$1,882,795		—		$0	200,000	$187,746	[6]
	2003	$1,100,000	$1,629,271		—		$0	425,000	$84,835	[6]

David J. Edmondson [7]	2005	$720,231	$0		—		$294,700	150,000	$99,711
President and Chief	2004	$616,154	$820,219		—		$0	125,000	$95,882
Executive Officer	2003	$600,000	$817,386		—		$0	255,000	$56,010

Claire H. Babrowski [8]	2005	$308,953	$312,500		$70,904	[9]	$120,500	100,000	$1,315
Executive Vice President
and Chief Operating Officer

David G. Barnes [10]	2005	$284,323	$180,000		$109,112	[9]	$0	50,000	$23,668
Senior Vice President and
Chief Financial Officer

Mark C. Hill	2005	$377,314	$0		—		$53,080	26,500	$17,347
Senior Vice President –	2004	$338,109	$393,094		—		$0	26,500	$20,864
Chief Corporate Development	2003	$326,105	$459,547		—		$0	68,100	$14,743
Officer

David P. Johnson [11]	2005	$283,462	$0		—		$0	21,400	$70,742
Senior Vice President,	2004	$255,889	$311,783	[12]	—		$0	21,400	$173,027
Chief Accounting Officer and
Controller

Evelyn V. Follit [13]	2005	$82,496	$0		—		$0	0	$2,520,759	[14]
Former Senior Vice President –	2004	$343,708	$400,115		—		$0	21,850	$46,021
Chief Organizational Enabling	2003	$319,423	$451,501		—		$0	56,100	$23,596
Services Officer and
Chief Information Officer

(1)	The officers did not receive any annual compensation other than salary and bonus, except for certain perquisites and other personal benefits. Except as otherwise specified, the aggregate amount of these perquisites and benefits for each of the officers during the each of the years shown does not exceed $50,000. These perquisites and benefits may include the payment of club dues, officer physical, executive life and long-term disability insurance, personal liability insurance, financial counseling, and an automobile allowance. These perquisites may also have included the use of RadioShack aircraft by spouses and other family members of the officers when these spouses and family members accompany the officers on the officers’ business trips. Because the trips were related to RadioShack’s business, RadioShack incurred no incremental cost as a result of such accompaniment. RadioShack terminated its aircraft lease in November 2005.

(2)

On February 24, 2005, Mr. Edmondson was granted 10,000 shares of restricted stock. These shares had a value of $210,300 at December 31, 2005 (based on the closing price of the shares at December 30, 2005). Restrictions on Mr. Edmondson’s shares were scheduled to lapse on the third anniversary of the date of grant, subject to continuous employment; consequently, these shares were forfeited in connection with Mr. Edmondson’s resignation on February 20, 2006. On July 5, 2005, Ms. Babrowski was granted 5,000 shares of restricted stock, and on August 16, 2005, Mr. Hill was granted 2,000 shares of restricted stock. These shares had a value of $105,150 and $42,060 at December 31, 2005, respectively (based on the closing price of the shares at December 30, 2005). These shares will vest in equal one-third increments annually on the anniversary date of grant over a three-year period, assuming the executive officer’s continuing employment with RadioShack on each subsequent vesting date. On May 19, 2005, Mr. Roberts was granted restricted stock in the value of $750,000 pursuant to the terms of the Transition Agreement, which shares will vest in equal one-third increments over a three-year period beginning on June 1, 2006. These shares had a value of $607,115 at December 31, 2005 (based on the closing price of the shares at December 30, 2005). Dividends on shares of restricted stock are paid to the holder if and when the restrictions on the underlying shares lapse.

(3)	Includes all options granted during the year under the 1997 Incentive Stock Plan and the 2001 Incentive Stock Plan, regardless of whether the options are incentive stock options or non-qualified stock options.

(4)	Includes RadioShack’s contributions allocated to the accounts of the officers participating in the following employee benefit plans: the RadioShack Investment Plan, the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan (an excess benefit plan), the Executive Deferred Compensation/Stock Plans and insurance premiums for disability, medical and life insurance. The amounts allocated in 2005 to the officers in the RadioShack Investment Plan, the RadioShack 401(k) Plan, the Supplemental Stock Plan, the Executive Deferred Compensation/Stock Plans, and insurance premiums, respectively, are: $11,257, $3,644, $1,540, $167,650 and $6,655 for Mr. Roberts; $11,827, $4,200, $47,937, $26,649 and $9,098 for Mr. Edmondson; $0, $0, $0, $0 and $1,315 for Ms. Babrowski; $0, $0, $0, $20,012 and $3,656 for Mr. Barnes; $6,243, $1,726, $1,640, $0 and $7,738 for Mr. Hill; $33,288, $4,200, $26,844, $0 and $6,409 for Mr. Johnson; and $2,413, $2,506, $0, $8,031 and $782 for Ms. Follit. Amounts do not include amounts payable in the event of a change in control of RadioShack. Please see “Change in Control Provisions.”

(5)	Mr. Roberts retired as Chief Executive Officer and became Executive Chairman of the Board effective May 19, 2005.

(6)	Includes $621, $590, and $461 for Mr. Roberts for amounts imputed as income in 2005, 2004 and 2003, respectively, in connection with RadioShack’s December 21, 2001 loan of $2,180,000 to the Leonard and Laurie Roberts Heritage Trust for the Trust to pay a premium on a life insurance policy on the lives of Mr. Roberts and his spouse in exchange for the relinquishment and waiver by Mr. Roberts of the right to receive under RadioShack’s Executive Deferred Compensation Plan the sum of $2,180,000, representing cash compensation that Mr. Roberts had previously elected to defer. The cost of the loan to RadioShack will not exceed the cost RadioShack would have incurred with respect to the amounts waived by Mr. Roberts under RadioShack’s Executive Deferred Compensation Plan. Upon the last to die of Mr. Roberts and his spouse, RadioShack will be repaid under the Trust’s December 21, 2001 Promissory Note to RadioShack the principal amount of its loan to the Trust plus accrued interest at the rate of 4.99% per annum. In connection with this transaction, RadioShack, Mr. Roberts and his spouse entered into a Death Benefit Agreement, which is described below under “Other Matters Involving Executive Officers – Executive Agreements.”

(7)	Mr. Edmondson resigned as President and Chief Executive Officer effective February 20, 2006.

(8)	Ms. Babrowski was appointed Executive Vice President and Chief Operating Officer effective July 5, 2005, and was appointed President, Chief Operating Officer and Acting Chief Executive Officer effective February 20, 2006.

(9)	Includes $63,810 and $89,408 for moving expenses and a tax gross-up for a portion of such expenses for Ms. Babrowski and Mr. Barnes, respectively.

(10)	Mr. Barnes was appointed Senior Vice President and Chief Financial Officer effective April 18, 2005 and Executive Vice President and Chief Financial Officer effective March 3, 2006.

(11)	Mr. Johnson served as Senior Vice President, Acting Chief Financial Officer and Controller from July 23, 2004 through April 18, 2005, at which time he became Senior Vice President – Chief Accounting Officer and Controller.

(12)	Includes a President’s Special Bonus Payment of $51,809 in connection with Mr. Johnson’s services as Acting Chief Financial Officer.

(13)	Ms. Follit retired as Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer effective February 28, 2005.

(14)	Includes amounts payable to Ms. Follit under the RadioShack Officer’s Deferred Compensation Plan, in which Ms. Follit is entitled to receive (i) 120 monthly installments of $16,633.56 (for an aggregate payment of $1,996,027.40) that commenced on April 1, 2005 and (ii) 120 monthly installments of $202.05 (for an aggregate payment of $24,246.58) that commenced on September 1, 2005. See “Retirement and Deferred Compensation” below. Also includes amounts Ms. Follit is entitled to receive under her Retirement Agreement, in which Ms. Follit is entitled to receive (i) 120 monthly payments of $3,789.38 (for an aggregate payment of $454,725.60), commencing September 1, 2005; (ii) AYCO financial consulting benefits through April 15, 2007, with a value of $25,008.75; (iii) certain computer hardware and software, with a value of $5,370.00; (iv) access to a RadioShack e-mail account through February 28, 2007, for which RadioShack incurs no incremental cost; (v) a Blackberry device through February 28, 2007, with monthly fees paid by RadioShack, with an aggregate value of $1,647.27; and (vi) executive support services through August 28, 2005, for which RadioShack incurred no incremental cost. See “Other Matters Involving Executive Officers – Executive Agreements – Retirement Agreement with Ms. Follit” below.

RadioShack Investment Plan. On April 30, 2004, RadioShack amended its employee stock purchase plan and renamed it the RadioShack Investment Plan. Only employees participating in the former employee stock purchase plan as of April 29, 2004 may participate in the plan, and new employees are not eligible to participate in the plan. Participants contribute from 1% to 7% of their annual compensation, based on the amount of their election in the employee stock purchase plan as of April 29, 2004. Participants may decrease, but not increase, the amount of their election. Participants may annually elect to receive their contributions either in the form of cash or RadioShack stock. RadioShack matches 40%, 60% or 80% of each participant’s contribution, depending on the participant’s length of continuous participation in the employee stock purchase plan as of April 29, 2004. This matching contribution is in the form of either cash or RadioShack stock, based on the participant’s election to receive his or her contribution in cash or common stock, as described above.

RadioShack 401(k) Plan. The RadioShack 401(k) Plan is a tax-qualified defined contribution plan. Eligible employees may direct their contributions into various investment alternatives, including investing in RadioShack common stock. Participants may defer, via payroll deductions, 1% to 15% of their annual compensation; however, RadioShack officers may only defer from 1% to 8% of their annual compensation. Contributions per participant are limited to certain annual maximums permitted by the Internal Revenue Code. RadioShack presently contributes an amount to each participant’s account maintained under the plan equal to 30% of the participant’s contributions on up to 8% of their annual compensation. This percentage contribution by RadioShack is discretionary and may change in future years. Any contributions by RadioShack are made directly to the 401(k) Plan and are made in cash and invested in an age appropriate retirement fund for each participant; however, participants may immediately reinvest RadioShack’s contribution into other investment alternatives provided by the 401(k) Plan.

Employees’ Supplemental Stock Plan. The Employees’ Supplemental Stock Plan enables employee-participants of our 401(k) Plan who are no longer eligible to make pre-tax contributions to the 401(k) Plan to make after-tax contributions to the Supplemental Stock Plan to purchase RadioShack stock. RadioShack matches 80% of each participant’s contribution. When these employee participants are again eligible to make pre-tax contributions to the 401(k) Plan, they are not eligible to contribute under the Supplemental Stock Plan.

Executive Deferred Compensation/Stock Plans. RadioShack’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan permit officers of RadioShack to defer, on a pre-tax basis, up to 80% of their base salary and/or bonus, unless otherwise permitted by the plan administrator. These plans are distinct from the Salary Continuation Plan and Deferred Compensation Plan described beginning on page 29. The major features of these plans are:

•	deferral of the receipt of up to 80% of officers’ base salaries or bonuses,

•	investment of cash deferrals in either RadioShack’s common stock or certain specified mutual funds,

•	RadioShack’s matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of RadioShack’s common stock and an additional 25% match on salary or bonus deferrals in the form of RadioShack’s common stock if salary and/or bonus deferrals are deferred for more than five years and are invested in RadioShack’s common stock, and

•	selection of a future distribution date to receive the deferrals and matches in either a lump sum or annual installment payments not exceeding 20 years.

Option Grants in the Last Fiscal Year

Individual Grants
Name	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
					5%	10%
Leonard H. Roberts	200,000	12.75%	$29.35	2/24/2012	$2,389,272	$5,568,021

David J. Edmondson	150,000	9.56%	$29.35	2/24/2012	$1,791,954	$4,176,015

Claire H. Babrowski	100,000	6.38%	$23.72	7/5/2012	$965,439	$2,249,883

David G. Barnes	50,000	3.19%	$24.31	4/18/2012	$494,831	$1,153,166

Mark C. Hill	26,500	1.69%	$29.35	2/24/2012	$316,579	$737,763

David P. Johnson	21,400	1.36%	$29.35	2/24/2012	$255,652	$595,778

Evelyn V. Follit	0	0%	—	—	—	—

(1)	All options shown were granted under the 1997 Incentive Stock Plan and the 1999 Incentive Stock Plan. These options vest in annual increments of one-third beginning on the first anniversary of the date of grant. For persons who continue to serve as employees of RadioShack, options expire seven years from the date of grant. No stock appreciation rights were granted in 2005.

(2)	The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of RadioShack’s common stock. The gains reflect a future value based upon growth, compounded annually during the 7-year option period, at these prescribed rates.

Option Exercises in the Last Year and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at Year-End		Value of Unexercised in-the-Money Options at Year-End[1]
			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard H. Roberts	0	$0	2,955,903	475,001	$1,511,509	$26,208

David J. Edmondson	80	$899	1,320,724	318,334	$214,940	$15,725

Claire H. Babrowski	0	$0	0	100,000	$0	$0

David G. Barnes	0	$0	0	50,000	$0	$0

Mark C. Hill	0	$0	275,206	66,834	$108,454	$4,193

David P. Johnson	0	$0	400,133	54,667	$7,030	$3,515

Evelyn V. Follit [2]	0	$0	332,950	0	$10,379	$0

(1)	For purposes of calculating whether an option was “in-the-money,” this chart uses the December 30, 2005 average of the common stock’s high and low trading prices on the New York Stock Exchange, $21.04.

(2)	In connection with Ms. Follit’s retirement, the Management Development and Compensation Committee accelerated the vesting of all of Ms. Follit’s unvested options and extended the exercise period to three years from the date of Ms. Follit’s retirement.

Long-Term Incentive Plan Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights[1]	Performance or Other Period until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans[2]
			Threshold	Target	Maximum
Leonard H. Roberts	$1,175,715	1/1/05 – 12/31/07	$585,858	$1,171,175	$1,757,573

David J. Edmondson	$514,350	1/1/05 – 12/31/07	$257,175	$514,350	$771,525

Claire H. Babrowski	$358,388	1/1/05 – 12/31/07	$179,194	$358,388	$537,582

David G. Barnes	$162,432	1/1/05 – 12/31/07	$81,216	$162,432	$243,648

Mark C. Hill	$202,638	1/1/05 – 12/31/07	$101,319	$202,638	$303,957

David P. Johnson	$117,683	1/1/05 – 12/31/07	$58,842	$117,683	$176,525

Evelyn V. Follit	$0	—	$0	$0	$0

(1)	These awards were granted under RadioShack’s 2004 Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at the 2004 annual meeting. The Management Development and Compensation Committee, which administers the plan, sets cash award targets for participating executives. The committee also sets a matrix that describes the percentage of the target award to be granted after performance has been certified. One-third of the performance measure for the plan is compounded annual growth in sales revenue, one-third of the performance measure is compounded annual growth rate of operating income, and one-third of the performance measure is compounded annual growth rate of operating income compared to a specified peer group. Under the plan, the executive officer will receive payment at the end of the three-year performance period only if these performance goals are met during the period. If the executive is terminated by RadioShack during the performance period, the executive will forfeit his or her right to receive a payment under the plan except as otherwise provided in an agreement with RadioShack or in the sole discretion of RadioShack. If he or she retires or dies before the end of a performance period, or is terminated and his or her right to receive a payment under the plan is not forfeited as described above, the executive officer will receive a prorated payment under the plan for the performance period in which he or she retires, dies or is terminated based on results for the performance period. If an executive officer’s duties change, the officer’s rights to receive payment under the plan will be subject to revision or termination by the committee.

(2)	If actual performance falls below certain thresholds, no payouts are made. The award is paid only if performance goals are achieved.

Retirement and Deferred Compensation

Salary Continuation Plan and Deferred Compensation Plan

The Management Development and Compensation Committee may select full-time executive employees to participate in RadioShack’s Salary Continuation Plan for Executive Employees and its Officer’s Deferred Compensation Plan. The plans generally provide for the payment of

•	reduced benefits following a participant’s early retirement between the ages of 55 and 65,

•	full benefits in case of retirement between the ages of 65 and 70,

•	reduced benefits in case of retirement between the ages of 70 and 75, and

•	a death benefit to the participant’s designated beneficiary in the event of death prior to age 75 during employment.

Benefits are payable in 120 equal monthly installments.

Under the plans, the committee determines the retirement compensation amount for each participant. This amount does not necessarily bear any relationship to the participant’s present compensation, final compensation or years of service. The annual retirement compensation amount when retiring at age 65 for the following officers at December 31, 2005 would have been as follows:

	Salary Continuation Plan	Deferred Compensation Plan	Total
Leonard H. Roberts	$0	$1,425,000	$1,425,000

David J. Edmondson [1]	$162,500	$437,500	$600,000

Claire H. Babrowski	$0	$0	$0

David G. Barnes	$0	$0	$0

Mark C. Hill	$0	$300,000	$300,000

David P. Johnson	$162,500	$25,000	$187,500

Evelyn V. Follit [2]	$0	$202,027	$202,027

(1)	Mr. Edmondson resigned as President and Chief Executive Officer effective February 20, 2006. As a result of this resignation, Mr. Edmondson is not entitled to receive these amounts.

(2)	Ms. Follit retired as Chief Organizational Enabling Services Officer and Chief Information Officer effective February 28, 2005. As a result of her retirement, Ms. Follit will receive these amounts, as described in Note 14 to the Summary Compensation Table.

Supplemental Executive Retirement Plan

In December 2005, RadioShack’s board of directors, upon the recommendation of the Management Development and Compensation Committee, adopted a Supplemental Executive Retirement Plan for selected executive employees of RadioShack. Under the SERP, the Management Development and Compensation Committee identifies executive employees of RadioShack to participate in the SERP. Upon retirement, participants are eligible to receive, for ten years, an annual amount equal to a percentage of the average of their five highest consecutive years of compensation (base salary and bonus), to be paid in 120 monthly installments. The amount of the percentage of the compensation increases by 2 1/2% for each year of participation in the SERP, up to a maximum of 50%. The benefits of the SERP are designed to base payments on a participant’s years of participation in the plan and his or her compensation.

The Management Development and Compensation Committee has designated each of the following individuals to be SERP participants:

•	Claire Babrowski, President, Chief Operating Officer and Acting Chief Executive Officer,

•	David Barnes, Executive Vice President and Chief Financial Officer,

•	Jim Fredericks, Executive Vice President of Administration,

•	Jim Hamilton, Executive Vice President of Merchandising and Marketing, and

•	Joe Formichelli, Executive Vice President of Retail Operations.

The Management Development and Compensation Committee has also designated other members of RadioShack’s management to be participants in the SERP and may, from time to time, identify additional members of management for participation in the SERP.

Participants in the SERP that are also participants in RadioShack’s Salary Continuation Plan or the Deferred Compensation Plan (described above) are not entitled to receive benefits under these plans in addition to the SERP but may only receive benefits under the plan that pays them the higher compensation.

Other Matters Involving Executive Officers

Executive Agreements

Transition Agreement with Mr. Roberts. In connection with Mr. Roberts’ retirement as RadioShack’s Chief Executive Officer, RadioShack and Mr. Roberts entered into a Transition Agreement on January 12, 2005. On May 19, 2005 (the “Transition Date”), Mr. Roberts retired as RadioShack’s CEO but remained an employee. Under the agreement, Mr. Roberts’ duties are assisting in the transition of his duties as CEO, including helping to guide RadioShack on long-term strategic opportunities, representing RadioShack with key industry, civic, and philanthropic constituents, and providing leadership to the Board of Directors, until the date Mr. Roberts’ employment under the Transition Agreement is terminated (the “Retirement Date”). As compensation for Mr. Roberts’ serving as Chairman of RadioShack, RadioShack has agreed to provide Mr. Roberts (i) an annual salary of $750,000, from the Transition Date until the Retirement Date; (ii) a target annual bonus of $500,000, payable pursuant to RadioShack’s Bonus Program for Executive Officers; (iii) 120 monthly cash payments in an amount equal to (x) the difference between the plan benefit amount under RadioShack’s Officers’ Deferred Compensation Plan that Mr. Roberts would have received if he retired at age 61 and the plan benefit amount he will receive based upon his age on the retirement date (y) divided by 120; and (iv) a one-time grant of restricted stock on the Transition Date valued at $750,000, that will vest ratably over three years beginning on June 1, 2006.

In addition to the foregoing compensation, during the term of the Transition Agreement, Mr. Roberts continues to participate in the following plans in accordance with their terms: RadioShack Corporation Officers’ Deferred Compensation Plan, 2004 and 2005 RadioShack Corporation Long-Term Incentive Plan, 2004 RadioShack Corporation Bonus Program for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan, RadioShack Corporation 401(k) Plan, RadioShack Corporation Termination Protection Plan and RadioShack’s health and welfare benefit plans.

Furthermore, from the Transition Date until the Retirement Date, Mr. Roberts is entitled to such medical, disability, life insurance coverage, vacation, sick leave, holiday benefits and any other benefits, in each case as are customarily made available to RadioShack’s executive officers, all in accordance with RadioShack’s benefits program in effect from time to time. In addition, from the Transition Date until the Retirement Date, RadioShack has agreed to (i) provide Mr. Roberts with the same executive benefits as provided to him immediately prior to his retirement as CEO, including the use of RadioShack’s aircraft to be used only for RadioShack business purposes pursuant to RadioShack’s policy as in effect from time to time, excess liability insurance coverage, AYCO financial planning and administrative support, (ii) pay the costs of the employee benefits for his administrative assistant, (iii) pay the reasonable costs for the purchase and operation of a computer and a wireless handheld communications device for each of him and his administrative assistant, and (iv) pay his monthly fees at the City Club and the Fort Worth Club. In addition, during such period, RadioShack agreed to provide Mr. Roberts with office space for him and his administrative assistant, selected by Mr. Roberts but at a location other than RadioShack’s corporate headquarters. RadioShack will not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary.

Consulting Agreement with Mr. Roberts. The Transition Agreement with Mr. Roberts contemplates that RadioShack and Mr. Roberts will enter into a Consulting Agreement upon Mr. Roberts’ termination of his employment under the Transition Agreement. The term of the Consulting Agreement will be 31 months after Mr. Roberts’ employment as Chairman ceases. Pursuant to the Consulting Agreement, Mr. Roberts will provide certain consulting services to RadioShack. In return, RadioShack will pay Mr. Roberts a monthly fee of $41,667.

In addition, during the term of the Consulting Agreement, RadioShack agreed to provide Mr. Roberts with an administrative assistant and office space for him and his administrative assistant, selected by him but at a location other than RadioShack’s corporate headquarters. RadioShack will not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary. If Mr. Roberts elects to continue his group health benefits in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, RadioShack agreed to pay the portion of any premiums relating to such continuation coverage that RadioShack would otherwise have paid if Mr. Roberts was an active senior executive officer through the end of the term of the Consulting Agreement. RadioShack also agreed to reimburse Mr. Roberts for all reasonable expenses incurred by him in connection with the performance of his services under the Consulting Agreement within 30 days following his delivery of an accounting of those expenses to RadioShack in accordance with RadioShack’s then-current travel and business expense policy.

Death Benefit Agreement with Mr. Roberts and His Spouse. In connection with the December 21, 2001 loan by RadioShack to the Leonard and Laurie Roberts Heritage Trust described above in note 6 to the Summary Compensation Table under “Executive Compensation,” RadioShack has agreed to pay beneficiaries, as designated by Mr. Roberts and his spouse, a death benefit amount. This death benefit amount will only be paid by RadioShack in the event, after the second to die of Mr. Roberts and his spouse, the Leonard and Laurie Roberts Heritage Trust fully repays to RadioShack the $2,180,000 loan made to the Trust plus accrued interest. The death benefit amount is a calculated amount to make the arrangement cost neutral to RadioShack on a present value basis.

Resignation Agreement with Mr. Edmondson. In connection with Mr. Edmondson’s resignation on February 20, 2006, RadioShack and Mr. Edmondson entered into a Resignation Agreement and Release (the “Resignation Agreement”). Pursuant to the Resignation Agreement, Mr. Edmondson resigned from RadioShack effective February 20, 2006. RadioShack agreed to pay Mr. Edmondson the aggregate sum of $975,000 in four equal quarterly installments. Mr. Edmondson also received payment for his accrued, unpaid vacation (in the amount of $57,692), as well as his accrued and unpaid salary.

Under the Resignation Agreement, for a period of four months, RadioShack agreed to pay all of Mr. Edmondson’s premiums for any insurance that he elects to receive under COBRA. In addition, all of Mr. Edmondson’s outstanding stock options and restricted stock awards that would have otherwise become exercisable or vested on or prior to December 31, 2006 will become immediately exercisable or vested. Further, RadioShack extended the exercise period to February 20, 2007 for Mr. Edmondson’s outstanding stock options. Mr. Edmondson is also entitled to purchase one computer, one cellular telephone and one Blackberry device that he used while he was Chief Executive Officer.

The Resignation Agreement provides for a mutual release by RadioShack and Mr. Edmondson. Mr. Edmondson is also subject to certain non-competition and non-solicitation requirements under the Resignation Agreement.

Retirement Agreement with Ms. Follit. In connection with Ms. Follit’s retirement on February 28, 2005, RadioShack and Ms. Follit entered into a Retirement Agreement. Pursuant to the Retirement Agreement, RadioShack agreed to pay Ms. Follit her accrued but unused vacation days in a lump sum on her retirement date. In addition, approximately seven months after her retirement, RadioShack commenced making 120 successive monthly payments of $3,789.38 each to Ms. Follit. If Ms. Follit dies before RadioShack makes all of these payments to her, RadioShack will make the remaining payments in the same manner and on the same terms and conditions as if the remaining payments were made under RadioShack’s Officers Deferred Compensation Plan.

The Retirement Agreement further provides that RadioShack will pay Ms. Follit specified compensation in connection with certain consultation services that Ms. Follit may provide as requested by RadioShack from time to time, as well as reimbursement for approved expenses in accordance with RadioShack’s travel policy. Through April 15, 2007, or any earlier date in the event RadioShack determines to discontinue such program, Ms. Follit will be entitled to continue receiving AYCO financial consulting benefits, if so desired, under RadioShack’s current program. Ms. Follit is also permitted under the Retirement Agreement to retain certain RadioShack hardware and software, as well as access for two years to her current RadioShack e-mail address. RadioShack has also agreed to provide Ms. Follit with a wireless handheld communication device and to pay for the account as long as her RadioShack e-mail account is active.

Under the Retirement Agreement, Ms. Follit will also continue to participate in the following plans in accordance with their terms: RadioShack Corporation Officers’ Deferred Compensation Plan, 2004 RadioShack Corporation Long Term Incentive Plan, 2004 and 2005 RadioShack Corporation Bonus Programs for Executive Officers, RadioShack Corporation Executive Deferred Compensation Plan and Executive Deferred Stock Plan, the 1993, 1997, 1999 and 2001 Incentive Stock Plans, RadioShack Investment Plan, RadioShack Corporation Supplemental Stock Plan and RadioShack Corporation 401(k) Plan.

Change in Control Provisions

Deferred Compensation Plan. The Deferred Compensation Plan provides that, for one year following the occurrence of a change in control (as defined in the plan), the plan will not be terminated or amended in any way, nor will the manner in which the plan is administered be changed in any way that adversely affects the rights of its participants or beneficiaries. In the event of a change in control, each participant in this plan becomes immediately vested at the age 65 benefit level. Additionally, if the participant’s employment is terminated for any reason following a change in control, RadioShack must make a lump-sum payment equal to the present value of the age 65 benefit level. Upon a change in control, the provisions of the Deferred Compensation Plan provide that any benefit due under it shall be (1) offset by any outstanding loan to the participant and (2) forfeited if the participant engages in any activity that is in competition with RadioShack. This Deferred Compensation Plan is distinct from the Executive Deferred Compensation/Stock Plans described below.

Executive Deferred Compensation/Stock Plans. The Executive Deferred Compensation Plan and Executive Deferred Stock Plan provide that, in the event RadioShack experiences a change in control (as defined in these plans), within two weeks of this event, each executive employee participant will be paid the full value of his or her accounts in the plans in the form of cash or RadioShack common stock, as the case may be.

Benefit Provisions. The board of directors has also included change in control provisions in the RadioShack 401(k) Plan, the Employees’ Supplemental Stock Plan, the RadioShack Investment Plan, the 1993 Incentive Stock Plan, the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan, the 2001 Incentive Stock Plan and several other plans. The RadioShack 401(k) Plan provides that for a period of one year following a change in control, the plan may not be terminated or amended in any way that would adversely affect the amount or entitlement of benefits. The Employees’ Supplemental Stock Plan and the RadioShack Investment Plan contain similar provisions and provide that RadioShack may not reduce the level of its contributions to these plans. The RadioShack Investment Plan additionally provides that in the event of a change in control or a tender offer, RadioShack will distribute to participants all cash credited to each participant’s account. The change in control provisions of the 1993 Incentive Stock Plan, 1997 Incentive Stock Plan, 1999 Incentive Stock Plan and 2001 Incentive Stock Plan provide that all outstanding options become immediately vested and exercisable in the event of a change in control.

Termination Protection Agreements. As of December 31, 2005, RadioShack has entered into Termination Protection Agreements with all individuals who were executive officers as of that date. The agreements remain in effect unless terminated by either party. If the employment of any executive covered by these agreements is terminated (with certain exceptions) within 24 months following a change in control, the executive will be entitled to receive cash payments (equal to two times current annual salary and the amount of the highest bonus paid in the last three years and an amount equal to the contributions that RadioShack would have made to the RadioShack Investment Plan, the RadioShack 401(k) Plan and the Employees’ Supplemental Stock Plan over a 24-month period, assuming the foregoing salary and bonus guarantee were used to calculate RadioShack’s contributions), as well as the continuation of fringe benefits (including life insurance, disability, medical, dental and hospitalization benefits) for a period of up to 24 months. Additionally, all outstanding incentive awards and stock options will become fully vested, and RadioShack will be required to purchase for cash, on demand, any shares of unrestricted stock and shares purchased upon the exercise of options at the then per-share fair market value.

The Termination Protection Agreements also provide that RadioShack will make additional “gross-up payments” to the executives covered by these agreements to offset fully the effect of any excise tax imposed under the

Internal Revenue Code. In addition, RadioShack will pay all legal fees and related expenses incurred by any of these executives arising out of the employment of any of them or termination of employment under certain circumstances.

Payments upon a Change in Control. Assuming a change in control occurred on December 31, 2005 and the employment of the following executive officers terminated on that date, the approximate cash payment made by virtue of all change in control protections implemented by RadioShack (not including the gross-up payments) to Mr. Roberts, Ms. Babrowski, Mr. Barnes, Mr. Hill and Mr. Johnson would have been approximately $5,903,339, $1,895,000, $1,130,000, $1,931,264 and $1,324,913, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors.

Rabbi Trust. In connection with the benefits described above, and several other plans and agreements, RadioShack is authorized to enter into a Rabbi Trust, which is intended to be a grantor trust under the Internal Revenue Code. The Rabbi Trust may be funded by RadioShack at any time, but is required to be funded upon a “threatened change in control” or upon a change in control in an amount sufficient to provide for the payment of all benefits described above and several other plans and agreements. The trust assets of the Rabbi Trust will be subject to the claims of RadioShack’s creditors in the event of RadioShack’s bankruptcy or insolvency. To date, no Rabbi Trust has been established.

Performance Graph

The following graph compares the cumulative total stockholder return on common stock against the cumulative total return on the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index (assuming $100 was invested on December 31, 2000 in common stock and in the stocks comprising the S&P Corporate 500 Stock Index and the S&P Specialty Retail Index and also assuming the reinvestment of all dividends). The S&P Specialty Retail Index and the S&P Corporate 500 Stock Index include RadioShack.

The historical stock price performance of common stock shown on the graph below is not necessarily indicative of future price performance.

Certain Transactions with Management and Others

In connection with his retirement as Chief Executive Officer of RadioShack, Mr. Roberts signed a Transition Agreement with RadioShack on January 12, 2005 in which Mr. Roberts, after his retirement on May 19, 2005, continues to serve as Executive Chairman and, in return, receives certain compensation and other benefits. The Transition Agreement with Mr. Roberts contemplates that RadioShack and Mr. Roberts will enter into a Consulting Agreement upon Mr. Roberts’ termination of his employment under the Transition Agreement, in which Mr. Roberts will also receive certain payments and other benefits. Please refer to “Other Matters Involving Executive Officers – Executive Agreements – Transition Agreement with Mr. Roberts” and “– Consulting Agreement with Mr. Roberts” beginning on page 31 for additional information.

In addition, Ms. Follit signed a Retirement Agreement with RadioShack on February 8, 2005, in connection with her retirement as RadioShack’s Senior Vice President – Chief Organizational Enabling Services Officer and Chief Information Officer. Under the Retirement Agreement, Ms. Follit receives certain compensation and other benefits. Please refer to “Other Matters Involving Executive Officers – Executive Agreements – Retirement Agreement with Ms. Follit” on page 32 for additional information.

Mr. Timothy Abbott, Mr. Roberts’ son-in-law, is an at-will employee of RadioShack with the title of Director of Retail Services (of RadioShack’s kiosk operations). Mr. Abbott was paid an aggregate salary and bonus that did not exceed $85,000 for his services throughout 2005. Mr. Abbott is not an officer of RadioShack and does not report directly or indirectly to Mr. Roberts.

REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The members of the Management Development and Compensation Committee are appointed by the board of directors, and the committee is composed entirely of independent directors.

Management Development Philosophy

The committee believes that oversight of management development is a critical component of its obligations. The committee’s charter and RadioShack’s Corporate Governance Framework describe the committee’s philosophy concerning management development. To this end, the committee reviews RadioShack’s executive succession planning and associated specific executive and talent development plans at least annually.

Compensation Philosophy for Executive Officers and Overall Objectives

RadioShack’s executive compensation program is designed to encourage and reward enhancement of stockholder value by linking the financial interest of RadioShack’s key executives closely to the financial interests of RadioShack’s stockholders, specifically, stockholder value appreciation.

The program focuses on the following key objectives:

•	to attract, retain, motivate and reward key executives through competitive salary and incentive plans,

•	to encourage executive performance that benefits the overall organizational results,

•	to reward effective ongoing management of RadioShack’s operations through annual performance incentives tied to increased levels of performance within departments and RadioShack overall, and

•	to motivate executives toward long-term management of RadioShack through prudent use of equity programs and other performance driven incentives that focus management attention on increasing stockholder value.

RadioShack’s executive compensation program contains the following key components to assist in achieving these objectives:

•	a base salary,

•	a cash annual incentive bonus,

•	a cash long-term incentive plan, and

•	other long-term incentives, such as stock options and restricted stock awards.

In determining the specific components of RadioShack’s executive compensation program, the committee obtains input from an independent compensation consulting firm and attorneys retained by the committee, as well as input from senior management. This consulting firm furnishes the committee with independent executive compensation advice, along with data drawn from multiple nationally recognized surveys and a peer group primarily consisting of the S&P Specialty Retail Index.

Throughout the year, the committee continuously monitors the effectiveness of the components of the compensation program, including performance measures for the annual bonus and long-term incentive plan, and may change them should the committee determine that the enhancement of stockholder value warrants it. This monitoring includes periodic reviews of compensation packages at the peer group described above.

Base Salary for Executive Officers

RadioShack’s executive compensation program includes a competitive base salary that is based on various factors, including:

•	the median pay for the positions, based on the survey data described above,

•	the past individual performance of the executive officer,

•	an assessment of his or her ability to contribute to RadioShack’s progress,

•	the experience of the individual executive, and

•	the recommendation of the executive’s supervisor or, in the case of the chief executive officer, the committee.

In setting base salaries, the committee considers the importance of placing a high proportion of the executive officers’ compensation “at risk” in the form of an annual bonus and long-term incentive plan compensation, which are tied to RadioShack’s performance. The committee also believes that a significant portion of executive compensation should be in the form of equity-based compensation, including stock options and restricted stock, to align compensation with RadioShack’s stock price performance.

Annual Incentive Bonus for Executive Officers

The executive compensation program also includes an annual incentive bonus, based on the attainment of certain performance measures. Early each year, the committee establishes these performance measures that will be utilized in determining executive officers’ annual bonus.

Once the performance measures are established, the committee also sets a target bonus amount for each executive. The committee initially determines the amount of the target bonus based on a review of the annual bonus amounts at the 75th percentile of the survey group described above. This target bonus amount is then compared with the peer group described above. Based on this comparison, the executive’s bonus amount may then be adjusted, positively or negatively. The committee also sets threshold and maximum bonus amounts, based on percentages of the target bonus amount.

After the end of the year, the committee reviews the company’s actual performance against each of the performance measures established at the beginning of the year. In determining the extent to which the pre-set performance goals are met for a given period, the committee will exercise its judgment as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

2005 Annual Incentive Bonus. On February 24, 2005, the Compensation Committee established the following performance measures for the top five executive officers:

•	50% of the performance measure is based on the increase in RadioShack’s operating income over the previous year,

•	25% of the performance measure is based on the increase in RadioShack’s earnings per share over the previous year, and

•	25% of the performance measure is based on the increase in RadioShack’s growth in sales over the previous year.

These performance measures were established pursuant to the RadioShack Annual and Long-Term Incentive Compensation Plan, which was approved by stockholders at RadioShack’s 2004 annual meeting (the “Compensation Plan”), and the RadioShack Bonus Plan for Executive Officers, which was implemented pursuant to the stockholder-approved Compensation Plan.

In connection with their hiring in 2005, the committee approved a guaranteed minimum 2005 bonus for Ms. Babrowski and Mr. Barnes of $312,500 and $180,000, respectively.

After the end of 2005, the committee determined that the measures for the top five executive officers had not been achieved and, other than the guaranteed bonuses for Ms. Babrowski and Mr. Barnes described above, no bonuses could be or have been paid under the plan in accordance with Section 162(m) of the Internal Revenue Code. Accordingly, only Ms. Babrowski and Mr. Barnes were paid a bonus with respect to 2005, in the amount of $312,500 and $180,000, respectively.

2006 Annual Incentive Bonus. In connection with its review of the 2006 annual incentive bonus structure for RadioShack’s executive officers, the committee determined that the annual incentive bonus performance measures should address the execution of RadioShack’s turn-around plan in addition to the performance measures set forth in the Compensation Plan and the RadioShack Bonus Plan for Executive Officers. Consequently, the committee approved an additional 2006 annual incentive bonus plan (the “Turn-around Bonus Plan”), separate from the Compensation Plan and the RadioShack Bonus Plan for Executive Officers.

As a result, the 2006 annual incentive bonuses for RadioShack’s executive officers will be based in part on the following performance measure established in accordance with the Compensation Plan and the RadioShack Bonus Plan for Executive Officers:

•	100% of the performance measure is based on achievement of RadioShack’s operating income target.

Further, the 2006 annual incentive bonuses for RadioShack’s executive officers will also be based in part on the following performance measures established in accordance with Turn-around Bonus Plan:

•	33 1/3% of the performance measure is based on achieving sales transfer goals,

•	33 1/3% of the performance measure is based on meeting targets regarding cost reductions, and

•	33 1/3% of the performance measure is based on achieving cash flow goals.

Actual amounts payable, if any, can range from 40% to 200% of the target amounts, depending on the extent to which performance under the foregoing criteria meets, exceeds or is below the target.

Long-Term Incentive Plan for Executive Officers

In 2004, the committee established a cash long-term incentive plan for its executive officers, which directly aligns the executives with RadioShack’s key strategic long-term business objectives, with the objective of ultimately supporting the long-term growth of stockholder value. Each award under the long-term incentive plan has a three-year term. For example, the first performance cycle under the plan began on January 1, 2004 and will end on December 31, 2006.

Awards under the plan are based on RadioShack’s performance over the three-year period, measured under performance goals that are established by the committee early in the first year of each performance cycle. Using these performance goals, the committee establishes a target long-term award for each executive participating in the plan that period. In 2004 and 2005, the committee determined the amount of the target long-term award based on a specified percentage of the executive’s target annual bonus amount. In 2006, the committee determined the amount of the target long-term award based on a review of the 75th percentile of the long-term awards (net of stock option grants) by the survey group described above. The target long-term award amount (including stock option grants) is then compared to the peer group described above. Based on this comparison, the executive’s long-term award amount may then be adjusted, positively or negatively. The committee also sets a maximum long-term award amount, as a multiple of the target long-term award amount for performance beyond the target long-term amount.

After the end of each three-year performance cycle, the committee reviews the company’s actual performance against each of the performance measures established at the beginning of the cycle. In determining the extent to which the pre-set performance goals are met for a given period, the committee will exercise its judgment as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in RadioShack’s public filings. Any awards are paid in cash as soon as practicable following the end of the each three-year period.

2004, 2005 and 2006 Long-Term Incentive Plan Performance Cycles

In 2004, 2005 and 2006, respectively, the committee established the three-year performance goals for executives, in accordance with the stockholder-approved Compensation Plan and the RadioShack Corporation Long-Term Incentive Plan, which was adopted pursuant to the Compensation Plan. Actual amounts payable, if any, can range from 50% to 150% of the target amounts, depending on the extent to which performance under the specified criteria meets, exceeds or is below the target.

2004 Long-Term Incentive Plan Performance Cycle. The cash payment for executives under the 2004 through 2006 plan cycle will be based on achievement of the following performance measures:

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue, and

•	67% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income.

2005 Long-Term Incentive Plan Performance Cycle. The cash payment for executives under the 2005 through 2007 plan cycle will be based on achievement of the following performance measures:

•	34% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue,

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income, and

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income compared to a specified peer group.

2006 Long-Term Incentive Plan Performance Cycle. The cash payment for executives under the March 27, 2006 through March 26, 2009 plan cycle will be based on achievement of the following performance measure:

•	100% of the performance measure is based on percentage growth in the fair market value of RadioShack’s stock price, as measured from March 27, 2006 through March 26, 2009.

Other Long-Term Incentives for Executive Officers

RadioShack’s executive compensation program also includes other long-term incentives, such as stock options and restricted stock, as well as other types incentives, including a deferred compensation plan, an investment plan, a salary continuation plan and, beginning in 2006, a SERP. These plans are discussed above beginning on page 26.

During 2005, the committee granted a total of 1,568,300 stock options to 1,926 employees under the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan and the 2001 Incentive Stock Plan. Each of the named executive officers in the summary compensation table (other than Ms. Follit) was granted stock options in 2005. The quantity of options granted to officers was determined by the committee based on its evaluation of the individual’s performance following consultation with the chief executive officer. The grant of options to the chairman and to the chief executive officer was determined solely by the committee.

Under the 1997 Incentive Stock Plan, RadioShack may also grant restricted stock to eligible participants in amounts to be determined by the committee, subject to the restrictions set forth in the plan. The 1999 Incentive Stock Plan provides only for grants of non-qualified stock options and stock appreciation rights. The 2001 Incentive Stock Plan provides only for grants of incentive stock options and non-qualified stock options to eligible participants. Under the present incentive stock plans of RadioShack, all options and awards are awarded at their fair market value (the average of the high and low sales prices) on the date of grant and may not be repriced under the terms of the incentive stock plans.

The committee believes that stock options and restricted stock grants continue to play a key role in motivating and rewarding the creation of long-term stockholder value. The committee has awarded in the past, and plans to award in the future, stock options to a wide spectrum of employees to more closely align employee interests with stockholders. In making awards of stock options and restricted stock grants, the committee does not typically consider any impact that expensing these stock options and restricted stock grants may have, because of the committee’s belief in the potential enhancement of long-term stockholder value created by option and restricted stock grants, as well as its belief that reductions in the number of options granted in recent years helps to mitigate any expense that could occur.

Compensation of the Chief Executive Officer

In connection with his promotion to Chief Executive Officer, the committee in February 2005 established Mr. Edmondson’s base salary at $750,000, based on the factors described above under “Base Salary.” In 2005, Mr. Edmondson also received a grant of options to purchase 150,000 shares of RadioShack common stock and an award of 10,000 shares of restricted stock. Mr. Edmondson was not paid an annual incentive bonus with respect to 2005, as described above under “2005 Annual Incentive Bonus.”

For fiscal year 2004, Mr. Roberts received a base salary of $1,138,500, a grant of options to purchase 200,000 shares of RadioShack common stock, and a bonus of $1,882,795.

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1 million for compensation, except for qualified performance-based compensation paid to a person who on the last day of a fiscal year is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

To ensure that annual incentive bonus and long-term incentive plan payments to executives subject to Section 162(m) will be deductible by RadioShack, the specified performance measure(s) and goal(s) for annual incentive bonuses and for long-term incentive plan payments set for each fiscal year under the stockholder-approved RadioShack 2004 Annual and Long-Term Incentive Compensation Plan must also be met. As discussed below, however, the committee retains the right to award bonuses outside of this plan in appropriate circumstances, including bonuses and long-term incentive plan payments that may not be deductible in part or in full.

Although the committee does design certain components of its executive compensation program to seek full deductibility, the committee believes that the interests of stockholders are best served by not restricting the committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. The committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances. Accordingly, the committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Robert J. Kamerschen (Chair)	Daniel R. Feehan
Frank J. Belatti	Jack L. Messman

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee of the board of directors is composed entirely of the independent directors listed above. Each committee member has no professional, familial or financial relationship with any of the executive officers of RadioShack, other than his directorship with RadioShack or relationships that would be considered trivial in nature.

COSTS OF SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. In addition, we have engaged Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $3,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our directors, officers and employees may also solicit proxies by mail, electronically, facsimile, telephone and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2007 ANNUAL MEETING

Stockholder Proposals

We must receive proposals of stockholders intended to be presented at the 2007 annual meeting of stockholders, which is currently scheduled to be held on May 17, 2007, on or before December 8, 2006, for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These written proposals should be sent to the Corporate Secretary at Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

With respect to stockholder proposals for the 2007 annual meeting that are not to be included in the proxy statement, these proposals must also be received by the Corporate Secretary by December 8, 2006, at the above address.

Nominations for Election as Director

In accordance with RadioShack’s bylaws and Corporate Governance Framework, as well as applicable law, nominations for the election of directors may be made by the board of directors, by the Corporate Governance Committee of the board, or by any stockholder generally eligible to vote in the election of directors.

Stockholders who wish to nominate persons for election as directors at the 2007 annual meeting must give notice of their intention to make a nomination in writing to the Corporate Secretary of RadioShack on or before December 8, 2006. The notice must set forth:

•	the name and address, as they appear on RadioShack’s records, of the stockholder making the nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of common stock owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made;

•	any material interest or relationship that the stockholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have with the nominee;

•	any other information regarding the nominee that would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules; and

•	the written consent of the nominee to serve as a director, if elected.

Each board nominee will be subject to an independent background investigation as part of the nomination process.

The board has delegated the responsibility for evaluating potential board nominees to its Corporate Governance Committee. The committee will consider director candidates recommended by stockholders in accordance with the procedures described above and in RadioShack’s Corporate Governance Framework. Candidates must be highly qualified and exhibit both an interest in serving and a willingness to serve on the board. In addition, candidates should take into consideration the characteristics described beginning on page 18. Candidates must represent the interests of all stockholders and not those of a special interest group. The committee, after reviewing nominees under the procedures and standards established in its charter and RadioShack’s Corporate Governance Framework, will propose a slate of nominees for election to the board at RadioShack’s annual meeting of stockholders. The board will review and approve the final slate of nominees to submit to the stockholders for election.

By Order of the Board of Directors,

DAVID S. GOLDBERG

Senior Vice President – Chief
Legal Officer and Corporate Secretary

April 13, 2006

Appendix A

RADIOSHACK CORPORATION

AUDIT AND COMPLIANCE COMMITTEE CHARTER

February 24, 2005

I.	PURPOSE

The Audit and Compliance Committee (the “Committee”) will represent and assist the Board in fulfilling its oversight responsibility to the shareholders and others relating to the integrity of the Company’s financial statements and the overall financial reporting and disclosure control process, the systems of internal accounting and financial controls, the internal audit function (including responsibilities, budget and staffing), the annual independent audit of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Committee will also oversee and evaluate the performance of the Company’s independent auditors, including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the coordinating partner. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, the internal auditors and management of the Company. The Committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement.

II.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.	Primary Responsibilities. The primary responsibility of the Committee is to oversee the Company’s financial controls (including appropriate disclosure and internal controls) and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

B.	Principal Processes. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

1.

Independent Auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board, as representatives of the Company’s shareholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and general oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors). The Committee shall discuss the auditors’ qualifications and independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s review of the independent auditors’ internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications and performance of the Company’s current independent auditors, and select the Company’s independent auditors for the next fiscal year.

2.	Audit Services. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

3.	Permissible Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of any permissible non-audit services to be provided by the independent auditors. No non-audit services shall be provided by the independent auditors, except as approved in advance by the Committee.

4.	Oversight of Internal Auditor. The Committee shall review the annual plan activities and organizational structure of the internal audit functions and review the results of the audits performed by the internal audit group. The Committee will evaluate the performance of the Vice President – Internal Audit and Controls and establish the compensation and responsibilities of the person holding this position. Additionally, the Committee shall review and approve the staffing and budget of the internal audit function and its effectiveness.

5.	Review of Interim Financial Statements and Earnings Releases. The Committee shall meet to review and discuss the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases and review earnings releases and financial information included in releases and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

6.	Review of Annual Audited Financial Statements. The Committee shall meet to review and discuss, with management and with the independent auditors, the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just the acceptability, of the Company’s accounting principles, including significant financial reporting issues, critical accounting policies and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of disclosure controls and of internal controls and remedial steps taken in light of detected material deficiencies; and (c) the effects of regulatory and accounting initiatives on the financial statements.

The Committee will discuss the results of the annual audit and any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as reviewed by the independent auditors.

Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

7.	Risk Assessment and Risk Management. The Committee will review and discuss with management, the internal auditors, and the independent auditors the Company’s policies and procedures with respect to risk assessment and risk management.

8.	Internal Controls, Disclosure Controls and Procedures. The Committee will discuss with management, the internal auditors, and the independent auditors the Company’s internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the internal auditors the results of the internal audit program. The Committee will also monitor the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

9.	Complaint Procedures. The Committee shall establish procedures for receiving, retaining and handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

10.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors, and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Ethics and Financial Code of Ethics.

11.	Report for Inclusion in Proxy Statement. The Committee shall prepare the report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

12.	Hiring of Auditor Personnel. The Committee shall establish and periodically review hiring policies with regard to employees and former employees of the independent auditors.

III.	AUTHORITY TO ENGAGE ADVISORS AND INVESTIGATIVE AUTHORITY

The Committee will have the sole authority to retain, at the Company’s expense, outside counsel, accountants, experts or other advisors, as the Committee deems necessary to fulfill its responsibilities, without obtaining the approval of the Board or any officer of the Company in advance. The Committee will have sole authority to approve any such counsels’, accountants’ or other advisors’ fees and other terms of retention.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

IV.	COMMITTEE MEMBERSHIP AND ORGANIZATION OF COMMITTEE

A.	Appointment. The Committee shall be appointed by the Board, upon the recommendation of the Corporate Governance Committee, and shall be comprised of at least three directors. Members of the Committee may be removed, with or without cause, by the Board at any time, in its discretion. The Board shall designate a Chair for the Committee, and such person shall be an “audit committee financial expert,” as described in section IV.B. below.

B.	Member Qualifications. Each Committee member shall meet the requirements of the New York Stock Exchange listing standards, and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of the Company’s Corporate Governance Framework. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise and will meet the qualifications of an “audit committee financial expert”, as determined by the Board in accordance with NYSE listing standards and SEC rules. No member may serve on the audit committees of more than two other public companies. Committee members may receive no compensation from the Company other than director’s fees.

C.	Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

D.	Annual Performance Evaluation. The Committee shall annually review its own performance. The Committee shall report the results of such self-evaluation to the Corporate Governance Committee.

E.	Subcommittees. The Committee may form and delegate authority to subcommittees when appropriate.

V.	MEETINGS

A.	Frequency of Meetings; Quorum. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but at least quarterly each year, and at such times and places as the Committee shall determine. A majority of the members shall constitute a quorum.

B.	Attendees. The Committee will meet separately, at least quarterly, with the internal auditors, the independent auditors, the Chief Financial Officer and other senior management to discuss any matters that such persons may wish to bring to the Committee’s attention or that the Committee wishes to bring to such persons’ attention.

C.	Report. The Chair of the Committee shall report on the actions taken by the Committee at the Board meeting following the Committee meeting.

Annual Meeting Admission Ticket

2006 Annual Meeting of Stockholders 10 a.m. (CDT), Thursday, May 18, 2006 Trinity Building, Fourth Floor RadioShack Riverfront Campus

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder listed to the left and is not transferable.

Annual Meeting Proxy Card

☐ Please mark this box with an X if your address has changed and print the new address below.

THIS IS YOUR PROXY – YOUR VOTE IS IMPORTANT

Your vote is important to us. Whether you attend the meeting or not, please use one of these methods to vote:

•	Internet (see reverse).

•	Telephone (see reverse).

•	Mark this proxy card, sign, detach and return the card in the accompanying postage-paid envelope.

A Election of Directors - The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:

01 - Frank J. Belatti	02 - Ronald E. Elmquist	03 - Robert S. Falcone	04 - Daniel R. Feehan

05 - Richard J. Hernandez	06 - H. Eugene Lockhart	07 - Jack L. Messman	08 - William G. Morton, Jr.

09 - Thomas G. Plaskett	10 - Edwina D.Woodbury

				01 - ☐	02 - ☐	03 - ☐	04 - ☐

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees

				05 - ☐	06 - ☐	07 - ☐	08 - ☐

☐	For All Except - To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box from the list above.			09 - ☐	10 - ☐

Mark this box with an X if you plan to attend the meeting.  ☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) on this proxy, date and promptly return this proxy in the enclosed envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Admission Ticket

(Not Transferable)

The Riverfront Campus (located in the northwest corner of Belknap and Taylor streets) comprises three office buildings, a common building and a parking garage. The Riverfront Campus address is 300 RadioShack Circle, which is a private driveway off Belknap Street. The Annual Meeting will be held on the fourth floor of the Trinity Building (the common building). Signs and personnel will be present to guide shareholders.

The visitor entrance to the Riverfront Campus parking garage is located at Belknap and Cherry streets. Visitor parking is on Level 3. In addition, visitors may be dropped off at the Main Entrance to the Riverfront Campus (off Belknap Street at 300 RadioShack Circle), but parking is not allowed in the front circular driveway.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 18, 2006

The undersigned holder of common stock of RadioShack Corporation hereby appoints Claire H. Babrowski, Robert S. Falcone, Daniel R. Feehan and Thomas G. Plaskett, and each or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Stockholders of RadioShack Corporation at Fort Worth, Texas on May 18, 2006, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed but no instruction given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN ON THE REVERSE SIDE – NO BOXES NEED TO BE CHECKED.

IMPORTANT – This Proxy must be signed and dated on the reverse side.

RECEIVE FUTURE RADIOSHACK CORPORATION ANNUAL MEETING MATERIALS VIA THE INTERNET!

Consider receiving all future RadioShack Corporation Annual Reports and Proxy Statements in electronic form. While voting via the Internet, just click the box to give your consent and save RadioShack the future costs of producing, distributing and mailing these materials. Choosing electronic delivery will give you faster and more convenient access to annual meeting materials.

Voting by telephone, Internet and mail will still be available to shareholders who choose to receive printed annual meeting materials by mail.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:01 a.m., Eastern Time, on May 18, 2006.

THANK YOU FOR VOTING